SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

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Filed by a Party other than the Registrant [   ]

Check the appropriate box:

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Preliminary Proxy Statement

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Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

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Definitive Proxy Statement

[   ]

Definitive Additional Materials

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Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SFBC INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

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Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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Title of each class of securities to which transaction applies:

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Aggregate number of securities to which transaction applies:

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Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount of which the filing fee is calculated and state how it was determined):

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Total fee paid:

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Fee paid previously with preliminary materials.

[   ]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Amount Previously Paid:

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Date Filed:

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

OF

SFBC INTERNATIONAL, INC.

To All SFBC Stockholders:

We are pleased to invite you to attend the annual meeting of the stockholders of SFBC International, Inc., which will be held at the Sheraton Bal Harbour Hotel, 9701 Collins Avenue, Miami Beach, Florida on June 12, 2003 at 11:00 a.m.  The following items will be discussed and voted on:

1.

The election of five members to SFBC’s board of directors to serve a one year term;

2.

The approval and ratification of the appointment of Grant Thornton LLP as SFBC’s independent auditors for 2003; and

3.

For the transaction of such other lawful business as may properly come before the annual meeting.

SFBC’s board of directors has fixed the close of business on April 28, 2003, as the record date for a determination of stockholders entitled to notice of, and to vote at, this annual meeting or any adjournment thereof.

Please vote, date and sign the enclosed proxy and return it in the business envelope provided.  Your vote is very important.

Dated:

April 30, 2003

By the Order of the Board of Directors

/s/  LISA KRINSKY, M.D.

Lisa Krinsky, M.D.,

Chairman of the Board

SFBC INTERNATIONAL, INC.

PROXY STATEMENT

This Proxy Statement is sent to the holders of shares of common stock, par value $.0001 per share of SFBC International, Inc., a Delaware corporation, in connection with the solicitation of proxies by our management for use at the Annual Meeting of Stockholders to be held at 11:00 a.m., on June 12, 2003 at the Sheraton Bal Harbour Hotel, 9701 Collins Avenue, Miami Beach, Florida for the following purposes:

1.

To elect five members to our board of directors to serve a one-year term;

2.

To approve the ratification of Grant Thornton LLP as our independent auditors for 2003; and

3.

For the transaction of such other matters as may properly come before the Annual Meeting.

We are sending this Proxy Statement to holders of common stock in connection with our management’s solicitation of proxies for use at the Annual Meeting, and any adjournments thereof.  With this Proxy Statement, we are also mailing or delivering to SFBC’s stockholders a proxy card, the Notice of Annual Meeting, a copy of our Annual Report, and our Form 10-KSB for the year ended December 31, 2002.

Required Vote

The presence, in person or by proxy, of a majority of the 7,225,994 outstanding shares of common stock as of the record date of April 28, 2003 is necessary to constitute a quorum at the Annual Meeting.  Each of the proposals set forth in this Proxy Statement will be voted upon separately at the Annual Meeting.  The affirmative vote of the holders of a plurality of shares of common stock present in person or represented by proxy at the Annual Meeting will be required to elect five directors to our board of directors under Proposal No. 1.  The vote of a majority of outstanding shares of common stock present in person or represented by proxy is necessary to approve the ratification of Grant Thornton under Proposal No. 2, and to approve any other business.

Proxies that abstain on one or more proposals and “broker non-votes” will be deemed present for quorum purposes for all proposals to be voted on at the meeting.  Broker non-votes occur where a broker holding stock in street name is entitled to vote the shares on some matters but not others.  If the beneficial owner does not give the broker voting instructions on those other matters, the missing votes are broker non-votes.  In this year’s vote, the brokers are entitled to vote for Item 1, but not for Item 2.  Client directed abstentions are not broker non-votes.  Abstentions, but not broker non-votes, are counted in tabulations of the votes cast on proposals presented to the stockholders and will have the same effect as a vote against the proposals.  Stockholders whose shares are in street name and do not return a proxy are not counted for any purpose and are neither an abstention nor a broker non-vote, but they are counted as present for the purpose of determining the existence of a quorum at the annual meeting.  Stockholders who sign, date and return a proxy but do not indicate how their shares are to be voted are giving management full authority to vote their shares as they deem best for SFBC.  For these reasons, it is important that all shares are represented at the Annual Meeting, either by you personally attending the Annual Meeting in person or by giving a proxy to vote your shares.

Voting Procedures and Revocability of Proxies

Your vote is very important.  All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Annual Meeting in accordance with the directions given.  In voting by proxy with regard to the election of directors, you may vote in favor of all nominees, withhold your votes as to all nominees, or withhold your votes as to specific nominees.  With regard to other proposals, you may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or you may abstain from voting on any or all proposals.  You should specify your respective choices on the accompanying proxy card.  If you do not give specific instructions with regard to the matters to be voted upon, the shares of common stock represented by your signed proxy card will be voted “FOR” Proposal Nos. 1 and 2 listed on the proxy card.  If any other matters properly come before the Annual Meeting, the persons named as proxies will vote for or against these matters according to their judgment.

You may revoke your proxy and reclaim your right to vote up to and including the day of the Annual Meeting by giving written notice to the Secretary of SFBC, by delivering a proxy card dated after the date of the proxy or by voting in person at the Annual Meeting.  All written notices of revocation and other communications with respect to revocations of proxies should be addressed to:  SFBC International, Inc., 11190 Biscayne Boulevard, Miami, Florida 33181, Attention:  Lisa Krinsky, M.D.

Cost of Solicitation

Proxies will initially be solicited by SFBC by mail and the cost of solicitation will be paid by us.  Our officers and selected employees may solicit proxies from stockholders personally or by telephone, facsimile or other forms of communication.  These officers and employees will not be additionally compensated for that solicitation.  We will also pay for the cost of this additional solicitation. We are also requesting that brokerage houses, nominees, fiduciaries and other custodians send soliciting materials to beneficial owners.  We will reimburse them for their reasonable expenses incurred in doing so.  All expenses incurred in connection with the solicitation of proxies will be paid by us.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE

STOCKHOLDERS VOTE “FOR” PROPOSALS NO. 1 AND 2.

Our common stock is listed on the Nasdaq National Market under the symbol “SFCC”.  On April 28, 2003, the last sale price for the common stock as reported by Nasdaq was $14.87 per share.

We are mailing this Proxy Statement and the accompanying Annual Report, Notice of Meeting and proxy card to our stockholders on or about May 5, 2003.

Voting Securities and Principal Holders Thereof ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯

The following table sets forth the number of shares of SFBC’s voting stock beneficially owned as of the date of mailing of this Proxy Statement by (i) those persons known by SFBC to be owners of more than 5% of SFBC’s common stock, (ii) each director of SFBC, (iii) our chief executive officer and the other four executive officers listed in the Summary Compensation Table of this Proxy Statement, and (iv) all executive officers and directors of SFBC as a group:

Name of Beneficial Owner ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	Number of Shares of Common Stock Beneficially Owned(1) ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	Percentage of Common Stock Outstanding ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
Lisa Krinsky, M.D.	967,588(2)	13.1%
Arnold Hantman	483,845(3)	6.6%
Dr. Gregory B. Holmes	227,168(4)	3.1%
Dr. Marc LeBel	101,770(5)	1.4%
David Lucking	34,500(6)	*
David Natan	14,501(7)	*
Dr. Leonard J. Weinstein	23,600(8)	*
Jack Levine, C.P.A.	50,500(9)	*
Bricoleur Capital Management LLC 12230 Camino Road San Diego, California 92130	381,957(10)	5.3%
All executive officers and directors as a group (10 persons) (2) (3) (4) (5) (6) (7) (8) (9)	2,158,200	28.1%

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(1)

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all securities beneficially owned by them. Beneficial ownership exists when a person has either the power to vote or sell our common stock.  A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days whether upon the exercise of options or otherwise.  For the purposes of this Proxy Statement, all options which vest as of June 30, 2003 are included as beneficially owned by the listed persons or group.

(2)

Includes 148,101 shares of common stock issuable upon exercise of options.

(3)

Includes 88,101 shares of common stock issuable upon exercise of options.  Does not include 2,000 shares of common stock held in the name of his wife, as to which Mr. Hantman disclaims beneficial ownership.

(4)

Includes 109,168 shares issuable upon exercise of options.

(5)

Includes 48,352 shares held by Gestion Marc LeBel Inc. and 11,668 shares issuable upon exercise of options.

(Footnotes continued on following page)

(Footnotes continued from previous page)

(6)

Includes 10,000 shares of common stock issuable upon exercise of options.

(7)

All of these shares are issuable upon exercise of options.

(8)

 Includes 22,100 shares of common stock issuable upon exercise of options.

(9)

Includes 1500 shares held by Jack Levine Trustee, Money Purchase Plan, 1500 shares held by Jack Levine, P.A. Pension Plan, Jack Levine Trustee, and 42,500 shares issuable upon exercise of options.

(10)

Based on its Schedule 13 G/A filed on February 13, 2003.

*

Less than 1%

Board of Directors

The business of SFBC is managed under the direction of the board of directors.  It has the responsibility for establishing broad corporate policies and for reviewing the overall performance of SFBC.  It is not however, involved in the operating details on a day-to-day basis.  The board of directors is kept advised of our business through regular written communications and discussions with management.

Each non-employee director receives $1,000 per meeting attended.  Additionally, our non-employee directors receive automatic grants of 30,000 non-qualified stock options pursuant to our Stock Option Plan upon becoming a director and again upon vesting after three years. The Chairman of our Audit Committee receives an additional grant of 15,000 non-qualified stock options on similar terms.  All options vest semi-annually over a three-year period.  Directors who are employees receive no compensation for serving as directors.  Mr. Jack Levine, Chairman of our Audit Committee, receives an additional $500 per meeting including meetings with management as the result of his additional responsibilities due to enhanced Audit Committee oversight.  All directors are reimbursed for out-of-pocket expenses incurred in connection with their service as directors.

Board Meetings

The board of directors of SFBC held five meetings and executed five unanimous consents during the fiscal year ended December 31, 2002.  All directors attended the meetings of the board of directors and standing committees on which they served.

Committees

SFBC has a compensation committee and audit committee.

The compensation committee administers SFBC’s Stock Option Plan and is authorized to determine officer compensation and grant stock options to SFBC’s officers, employees and consultants.  The compensation committee has delegated to Dr. Krinsky and Mr. Hantman the power to grant up to 10,000 options to persons who are not executive officers of SFBC.  The compensation committee held one meeting and four times approved action by unanimous consent in 2002.  Its members are Messrs. Levine and Lucking, and Dr. Weinstein.

The audit committee’s primary role is to review our accounting policies and issues which may arise in the course of our audit.  The audit committee selects our independent auditors, approves all audit and non-audit services, and reviews the independence of our auditors.  The audit committee also reviews the audit and non-audit fees of the auditors and the adequacy of SFBC’s internal accounting controls.

Finally, our audit committee is responsible for corporate governance, disclosure and legal compliance matters.

Its authority is governed by the audit committee charter, which is attached hereto as Appendix A to this Proxy Statement.  The audit committee held three meetings in 2002 and one time acted by unanimous consent.  Its members are Messrs. Levine and Lucking, and Dr. Weinstein.  Effective in 2003, our audit committee chairman has met monthly with out chief financial officer and has participated in disclosure decisions prior to issue of press releases and filings with the SEC.

Any stockholders who wish to propose candidates to serve as directors should provide written notice to the board of directors in care of SFBC at 11190 Biscayne Boulevard, Miami, Florida 33181 by December 31, 2003.

Directors and Executive Officers

The following is a list of our directors and executive officers.  All directors serve one-year terms or until each of their successors are duly qualified and elected.  The officers are elected by the board of directors.

Name

Age

Position(s)

¯¯¯¯¯

¯¯¯

¯¯¯¯¯¯¯¯¯

Lisa Krinsky, M.D.

40

Chairman of the Board, President, and

Chief Operating Officer

Arnold Hantman

67

Chief Executive Officer,

Treasurer and Director

Dr. Gregory B. Holmes

47

Executive Vice President of

Clinical Operations

David Natan

50

Vice President of Finance

(Chief Financial Officer)

Ramiro Casanas

48

Chief Accounting Officer

Marc LeBel, Ph.D

48

President of Anapharm, Inc.

Dr. Michael Adams

49

Chief Executive Officer of

SFBC New Drug Services, Inc.

Jack Levine, C.P.A.

52

Director

David Lucking

49

Director

Dr. Leonard I. Weinstein

58

Director

Item 1.   Election of Directors

SFBC currently has five directors on its board of directors, all of whom have been nominated for election this year and have agreed to serve if elected.

The five persons who receive a plurality of the votes cast will be elected and will serve as directors until the 2004 Annual Meeting unless they die, resign or are removed before that meeting.  If a nominee becomes unavailable for election before the 2003 Annual Meeting, the board of directors can name a substitute nominee and proxies will be voted for such substitute nominee unless an instruction to the contrary is written on the proxy card.

Information About Nominees

Information about the five persons nominated as directors is provided below.  The shares represented by proxy cards returned to us will be voted FOR these persons unless you specify otherwise.

Background of Directors

Lisa Krinsky, M.D. has served as the chairman of our board of directors and president (chief operating officer) of SFBC since 1995.  She also heads our United States Phase I and Phase II operations.  In 2002, Dr. Krinsky was chosen as Ernst & Young LLP’s Florida Entrepeneur of the Year for Healthcare.

Arnold Hantman, C.P.A. co-founded SFBC in 1984 and has served as our chief executive officer, treasurer and a director since inception.  From 1977 to 1984, Mr. Hantman was executive vice president and a director of American Hospital Management Corporation, a hospital management company.  Prior to 1977, Mr. Hantman practiced as a certified public accountant with Wiener, Stern & Hantman for over 20 years.  Mr. Hantman is a life member of the American and Florida Institutes of Certified Public Accountants and a licensed attorney in the State of Florida.

Jack Levine, C.P.A. has been a director of SFBC International since August 1999.  Mr. Levine is a certified public accountant in the State of Florida, and has been the president of Jack Levine, P.A. since 1984.  Mr. Levine is also a member of the American and Florida Institutes of Certified Public Accountants and the New York State Society of Certified Public Accountants.

David Lucking has been a director of SFBC since June 2002.  He has been employed by Noven Pharmaceuticals, Inc. since 1987.  His current position is Executive Director of Regulatory Affairs.  He is heavily involved in conducting preclinical and clinical trials, coordinating with the United States Food and Drug Administration and European regulatory agencies and has participated in creating strategic plans relating to the development of new drugs.

Leonard I. Weinstein, Ph.D. has been a director of SFBC since June 1999.  Since June 1999, Dr. Weinstein has been president of Tropical Medical Services, Inc., a provider of consulting and strategic advisory services to the healthcare industry.

Non-Director Executive Officers

Gregory B. Holmes, Pharm.D, ABCP, FCP joined South Florida Kinetics, Inc., our Miami subsidiary, as executive vice president of clinical operations in February 1999 and has served in the same capacity with SFBC since June 1999.  From January 1997 to February 1999, Dr. Holmes was president of clinical research for Phoenix International Life Sciences, a company now owned by MDS Pharma, a leading global drug development services company.  From May 1988 to January 1997, Dr. Holmes held several executive positions, including vice president of clinical research and vice president of international business, with Pharmaco International Inc., the clinical research division of PPD, Inc., a leading global drug development services company.  Dr. Holmes is a member and fellow of the American College of Clinical Pharmacology.

David Natan, C.P.A., became our vice president of finance (chief financial officer) in March 2002, having first joined us as an employee in February 2002.  Previously, Mr. Natan, was employed by Global Technovations, Inc. as its vice president and chief financial officer from June 1995 through February 2002.  Mr. Natan also has served as chief financial officer for two other public companies.  He is a certified public accountant.

Ramiro Casanas became our chief accounting officer in February 2001.  From May 2000 to February 2001, Mr. Casanas worked for McKean, Paul, Chrycy, Fletcher & Co., an accounting firm. Prior to joining us, Mr. Casanas was the chief financial officer for Dental Services of America from July 1998 until May 2000.  He served as controller for Bascom Palmer Eye Institute from July 1997 through June 1998 and as controller for Coral Gables Hospital from May 1994 through June 1997.

Marc LeBel, Pharm.D., FCCP, FCSHP is a founder of and has been president of Anapharm Inc. since 1994.  He is also a Fellow of the American College of Clinical Pharmacy and the Canadian Society of Hospital Pharmacists.  He is the author of more than 100 publications.

Dr. Michael Adams is president of SFBC New Drug Services, Inc.  He joined us in September, 2003 when we acquired New Drug Services, Inc. Previously, he was president of New Drug Services since 1990.  Dr. Adams has over 17 years of professional experience in the pharmaceutical industry including over 15 years with New Drug Services.  He has participated in a variety of U.S. and international regulatory submissions including NDA, PLA, ANDA and EEC filings.

Executive Compensation

Set forth below is information with respect to compensation paid by us for 2002, 2001, and 2000 to our chief executive officer and four other executive officers of SFBC whose compensation exceeded $100,000 during 2002.

SUMMARY COMPENSATION TABLE

		Annual Compensation ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯			Long Term Compensation ¯¯¯¯¯¯¯¯¯¯¯¯¯
Name and Principal Position ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	Year ¯¯¯¯¯	Salary ($) ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	Bonus ($) ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	Other Annual Compensation ($) ¯¯¯¯¯¯¯¯¯¯¯¯¯	Securities Underlying Options/SARs (#) ¯¯¯¯¯¯¯¯¯¯¯¯¯	All Other Compen- sation ($) ¯¯¯¯¯¯¯¯¯¯¯¯
Arnold Hantman, Chief Executive Officer	2002 2001 2000	$250,000 $225,000 $150,000	$129,115(1) $ 25,000(2) $109,428(3)	$0(4) $0(4) $0(4)	60,000 30,000 0	$0 $0 $0

Lisa Krinsky, M.D., President	2002 2001 2000	$325,000 $300,000 $250,000	$215,190(1) $ 35,000(2) $182,379(3)	$0(4) $0(4) $0(4)	60,000 50,000 0	$0 $0 $0

David Natan, Vice President of Finance, (Chief Financial Officer)	2002	$155,833(5)	$ 16,000(1)	$0(4)	6,000	$0

Gregory B. Holmes, Ph.D., Executive Vice President	2002 2001 2000	$200,000 $175,000 $120,000	$140,000 $ 25,000(2) $ 60,000	$0(4) $0(4) $0(4)	115,000 25,000 0	$0 $0 $0

Marc LeBel, Ph. D.	2002	$140,194(6)	$ 0	$0(4)		$0

Dr. Alan Xu	2002 2001	$170,000 $ 63,750(7)	$200,000(8) $ 0	$0(4) $0(4)		$0

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(1)

Represents bonuses earned in 2002 and paid in 2003.

(2)

Represents bonuses earned in 2001 and paid in March 2002.

(3)

Represents bonuses earned in 2000 and paid in March 2001.

(4)

For each of Messrs. Hantman and Natan and Drs. Krinsky, Holmes, LeBel and Xu the aggregate amount of personal benefits which vary by individual and include car allowances and insurance, disability, life and medical insurance does not exceed the lesser of 10% of the total salary and bonus reported or $50,000.

(5)

Represents salary paid by us from February 2002 through December 31, 2002.  Prior to February 2002 we did not employ Mr. Natan.

(6)

Represents salary paid by us from March 15, 2002 through December 31, 2002.  Prior to March 15, 2002 we did not employ Dr. LeBel.

(7)

Represents salary paid by us from August 20, 2001 through December 31, 2001.  Prior to August 20, 2001 we did not employ Dr. Xu.

(8)

Represents non-cash reduction of note payable to SFBC in connection with the acquisition of SFBC Analytical in August 2001.

Executive Compensation Agreements

In March 2001, based upon unanimous approval of the compensation committee, we entered into new three-year written employment agreements with Dr. Krinsky, Mr. Hantman and Dr. Holmes.  We have modified these agreements in 2002 and again in February 2003, each time retroactively to January 1 of the applicable year.  The chart below contains the base salaries under the March 2001 employment agreements and the increases in 2002 and 2003.

Person ¯¯¯¯¯¯	2001 Base Salary ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	2002 Base Salary ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	2003 Base Salary ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
Lisa Krinsky, M.D.	$300,000	$325,000	$400,000
Arnold Hantman	$225,000	$250,000	$325,000
Dr. Gregory B. Holmes	$175,000	$200,000	$275,000

Under the terms of their employment contracts, for the year ended December 31, 2001 Dr. Krinsky was entitled to receive a bonus equal to 5% of the Company’s consolidated pre-tax income or, $ 307,779. Mr. Hantman was entitled to receive a bonus equal to 3% of the Company’s pre-tax or 184,668. In March 2002, both executives voluntarily waived their full bonus and agreed to receive reduced bonuses.  Dr. Krinsky and Mr. Hantman received bonuses of $35,000 and $25,000 respectively.

In April 2002, Dr. Krinsky and Mr. Hantman  modified the bonus provisions of their employment agreements, prospectively reducing their percentages of pre-tax income. Dr. Krinsky reduced her annual bonus of 5% to 2.5% of net pre-tax income and Mr. Hantman reduced his annual bonus of 3% to 1.5% of net pre-tax income if the net pre-tax incomes reaches specified levels as follows:

Year	2002	2003
Net pre-tax income	$2,500,000	$3,000,000

Additionally, Dr. Krinsky and Mr. Hantman agreed to completely waive their bonus earned for the first quarter ended March 31, 2002.  As consideration, they each received 56,200 stock options exercisable at $19.15 per share. The Compensation Committee recognized that in the future it might be appropriate to award discretionary bonuses to these executive officers based upon other criteria relating to exceptional performance. Accordingly, their 2001 employment agreements specifically contain a provision authorizing the compensation committee to award annual discretionary bonuses.

Dr. Krinsky, Mr. Hantman, and Dr. Holmes may terminate their employment agreements if:

•

their duties are substantially modified;

•

we materially breach the terms of their employment agreements; or

•

if any entity or person who is not currently an executive officer or stockholder of ours becomes individually or as part of a group the owner of more than 30% of our common stock.

If this occurs, each may choose to receive three years base salary, and benefits provided for in his or her employment agreement for the remainder of the term of the agreement ; or a release from the non-competition provisions of the employment agreement.

Mr. Natan’s employment agreement may be terminated for the same reasons, but he may receive one year base salary, instead of three years, and he is entitled to the benefits provided for in his employment for the remainder of the term of his agreement, or a release from the non-competition provisions of the employment agreement.

Dr. Xu may terminate his employment agreement if his duties are substantially modified or if any entity or person who is not currently an executive officer or stockholder of ours becomes individually or as part of a group the owner of more than 30% of our common stock.  If this occurs he is entitled to 24 months of base salary, and the payment is to be made on a monthly basis.

These provisions may discourage a hostile takeover even if the takeover is in the best interest of all of our other stockholders.

In 2002, our compensation committee awarded Dr. Holmes bonuses of $140,000, and granted him 75,000 options exercisable at $17.06 per share which vested upon our acquisition of Anapharm, Inc. on March 18, 2002, and 40,000 options exercisable at $ 10.55 per share which vest in accordance with our normal three year policy.

In March 2002, we entered into three-year employment agreement with David Natan, our vice president of finance.  Mr. Natan receives a salary of $170,000 per year.

On March 18, 2002, Anapharm entered into a written agreement with Dr. Marc LeBel employing him for a five year period at an initial base salary of $266,000 Canadian (approximately $183,000 per year in United States dollars based on the exchange rate as of April 16, 2003) with increases in his base salary upon Anapharm, meeting targeted financial results, subject to approval of the board of directors.  Dr. LeBel is eligible to receive bonuses during the term of his employment in accordance with revenue and income targets established by us. Additionally, we awarded Dr. LeBel 35,000 10-year stock options exercisable at $23.89 per share.

Dr. Alan Xu, president of SFBC Analytical, Inc. was previously an executive officer of SFBC until our acquisition of Anapharm.  Dr. Xu receives an annual salary of $170,000 and an annual bonus of $200,000 payable if still employed by us each August 20th.  This bonus is applied against the $1,000,000 loan we made Dr. Xu when we purchased his analytical laboratory on August 20, 2001.

As of April 28, 2003, the loan balance due to SFBC was $800,000.

We do not have any formal pension, profit sharing or such other similar plans pursuant to which it pays additional cash or non-cash compensation to all of our employees including the individuals specified above, other than our Stock Option Plan.  We maintain a 401-(k) Plan for our employees.

Second Amended and Restated 1999 Stock Option Plan

In June 1999, we adopted our Stock Option Plan.  As amended, we may issue incentive stock options, as defined in the Internal Revenue Code of 1986, or non-qualified stock options, to purchase up to 1,700,000 shares of common stock under the Stock Option Plan.  At March 31, 2003, we had issued stock options to purchase a total of 1,255,454 shares of common stock under the 1999 Stock Option Plan, as amended.  Under the Stock Option Plan, our non-employee directors receive grants of 30,000 options upon election or appointment to the board of directors and again after all prior options have vested and the chairman of our audit committee gets an additional 15,000 options on a similar basis.  Additionally, prior to 2002 we granted 125,000 options outside of the Stock Option Plan to three persons.

In March 2002, our board of directors increased the number of options available under the Stock Option Plan by 500,000 options.  This raised the amount from an initial 1,200,000 shares to 1,700,000.  The board of directors acted in order to provide options for existing and new employees including employees of any companies we acquire.  The additional 500,000 options were approved by the stockholders of SFBC at the 2002 Annual Meeting.

All options generally vest in increments of one-sixth, on June 30 and December 31 each year, provided that the option holder is employed by us, providing services to us or acting as a director on such vesting date.  The options expire 10 years from the day of grant, except that the options held by Dr. Krinsky and Mr. Hantman expire five years from the date of grant.  However in the event of the death of the employee, the decedent’s estate or beneficiary may exercise options for a period of one year following death.  All options terminate one year from the date of termination of the person’s relationship with us due to disability or death or three months after any other termination of the person’s relationship with us. If the option holder’s relationship with us is terminated for cause, the options expire immediately.

The table below shows information with respect to the exercise of options to purchase our common stock by our named executive officers holding options as of December 31, 2002.

Aggregated Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

	Number of Securities Underlying Unexercised Options/SARs At FY-End		Value of Unexercised In-The-Money Options/ SARs At FY-End ($) (1)
Name ¯¯¯¯¯	Exercisable / Unexercisable ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯		Exercisable / Unexercisable ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
Lisa Krinsky, M.D.	138,733	37,467	$638,000	$ 0
Arnold Hantman	78,733	37,467	$319,000	$ 0
Dr. Gregory B. Holmes	98,333	41,667	$ 16,200	$ 81,000
David Natan	9,333	21,667	$ 2,430	$ 2,430
Dr. Marc LeBel	5,833	29,167	$ 0	$ 0

——————

(1)

Based on a closing price of $12.98 per share on December 31, 2002.

Related Party Transactions

In March 2002, Lisa Krinsky, M.D. and Mr. Arnold Hantman voluntarily waived bonuses due to them under their employment agreements as discussed above under “Report on Executive Compensation by the Compensation Committtee”.  In January 2002, we amended our Stock Option Plan to increase the automatic grant to our outside directors from 15,000 to 30,000 options.  Again in 2003 we amended our Stock Option Plan to automatically grant the Chairman of our Audit Committee an additional 15,000 stock options. See “Second Amended and Restated 1999 Stock Option Plan”.

In 2002, Dr. Krinsky and Mr. Hantman surrendered for no consideration a total of 50,000 stock options exercisable at $25.30 per share.  We lent Dr. Gregory B. Holmes $62,500 to exercise the options in December 2001 and an additional $215,000 in mid-April 2002.  Dr. Holmes repaid all of these loans with interest.

In 1998, we paid $92,965 of personal expenses on behalf of Lisa Krinsky, M.D.  In August 1999, Dr. Krinsky issued us a three-year 6% $92,965 note providing for annual payments of interest only.  The note was due in August 2002 and extended for one year in June 2002. The note was fully paid by Dr. Krinsky in March 2003.

Management believes that all of these transactions and relationships were on terms that were reasonable and in the best interests of SFBC.  Additional transactions of this nature may be expected to take place in the ordinary course of business in the future.  However, we will not make any future loans to our executive officers and directors.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, requires SFBC’s officers, directors and persons who own more than 10 percent of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  Based on our review of the Forms 3 and 4 submitted to us during fiscal 2002 to us with respect to fiscal 2002 there were no untimely filings or failures to file these ownership reports as required.

The following table reflects information relating to equity compensation plans as of December 31, 2002.

Plan category ¯¯¯¯¯¯¯¯¯¯¯¯	Number of securities to be issued upon exercise of outstanding options, warrants and rights ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	Weighted-average exercise price of outstanding options, warrants and rights ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in (a)) ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
Equity compensation plans approved by security holders(1)	1,106,183	$ 13.96	285,049

Equity compensation plans not approved by security holders(2)	165,833	$ 9.24	0
Total	1,272,016	$ 13.34	285,049

——————

(1)

SFBC’s Amended and Restated 1999 Stock Option Plan.

(2)

These plans consist of: (i) three stock option agreements between SFBC and consultants and employees of SFBC; and (ii) 125,000 options issued in connection with SFBC’s 2000 initial public offering to the underwriters of that offering.  The number of securities do not include 62,000 warrants issuable upon exercise of the options.

Equity Compensation Plans Not Approved By Stockholders

This represents agreements with employees and also options and warrants issued in 2000 to the underwriters of our initial public offering.  The stock option agreements consist of the following: (i) 45,000 options, exercisable at $9.15 per share, vesting semi-annually in six equal increments over three years, subject to continued employment on each applicable vesting date, and expiring on March 31, 2011; and (ii) 62,500 options, with 32,500 exercisable at $6.00 per share and 30,000 exercisable at $7.50 per share, vesting in five equal increments over a two and one-half year period and expiring on January 16, 2011 For further information concerning the options issued to the underwriters of our initial public offering, see footnote J to the audited financial statements contained in our Form 10-KSB for the year ended December 31, 2002.

Item 2.   Ratification of Appointment of Independent Auditors

Subject to stockholder ratification, our audit committee has appointed Grant Thornton LLP to serve as independent auditors for 2003.  Grant Thornton LLP has served as our independent auditors since 2001.  Selection of SFBC's independent auditors is not required to be submitted to a vote of the stockholders of SFBC for ratification.  However, SFBC is submitting this matter to the stockholders as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the audit committee will reconsider whether to retain Grant Thornton LLP, and may retain that firm or another without re-submitting the matter to SFBC's stockholders.  Even if the appointment is ratified, the audit committee may, in its discretion, appoint different independent auditors at any time during the year if they determine that such a change would be in the best interests of SFBC and its stockholders.

Representatives of Grant Thornton LLP are expected to be present at the annual meeting.  They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

On November 16, 2001, we retained Grant Thornton LLP as our auditors to replace Kaufman, Rossin & Co. who was dismissed, to audit our books and accounts for the fiscal year ending December 31, 2001. Our board of directors and its Audit Committee approved the decision to change independent accountants.  This change was also approved by SFBC’s stockholders at the 2002 Annual Meeting.

The reports of Kaufman Rossin & Co. on our consolidated financial statements for the two fiscal years ended December 31, 2000 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to any uncertainty, audit scope or accounting principle.

In connection with the audits for the  two fiscal years ended December 31, 2000 and through November 16, 2001, there were no disagreements with Kaufman Rossin & Co. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Kaufman Rossin & Co. would have caused the firm to make reference thereto in their reports on the financial statements for such period.

During the two fiscal years ended December 31, 2000, and during the subsequent interim periods prior to engaging Grant Thornton, neither us nor any person on our behalf consulted with Grant Thornton regarding the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on SFBC's financial statements.

Kaufman Rossin & Co. did not inForm us of the existence of any reportable events as defined in Regulation S-B.  SFBC has authorized Kaufman Rossin & Co. to respond fully to any inquiries of Grant Thornton relating to their engagement as our independent accountants.

Kaufman Rossin & Co. furnished a letter addressed to the Securities Exchange Commission dated November 16, 2001 agreeing with the above statements.  A copy of the letter was filed as an Exhibit to our Report on Form 8-K dated November 16, 2001.

There were no disagreements with Grant Thornton related to the audit for the years ended December 31, 2002 or 2001.

The board of directors recommends a vote “FOR” this proposal.

2003 Audit Committee Report

The audit committee oversees SFBC’s financial reporting process on behalf of the board of directors.  The audit committee consists of three directors of the board of directors who meet the independence and experience requirements of the Nasdaq Stock Market.

On March 27, 2003, we adopted a new audit committee Charter replacing the previous Charter our board of directors approved in early November 2002.  The new Charter and the 2002 Amendment were enacted in response to the Sarbanes-Oxley Act of 2002 and the Rules of the Securities and Exchange Commission adopted in 2003 as well as the proposed listing standards of the Nasdaq Stock Market.  Our new Charter contains requirements that are not currently in effect but which our board of directors elected to voluntarily implement prior to effectiveness as part of its commitment to corporate governance.  A copy of the new Charter has been attached to this Proxy Statement as Appendix A.

Under our new Charter, the audit committee is appointed to assist the board of directors in monitoring the following:

•

The integrity of SFBC’s financial statements;

•

Our independent auditors’ qualifications and independence;

•

The performance of our independent audit function and the independent auditors; and

•

Our compliance with legal and regulatory requirements.

Our audit committee retains our independent auditors and approves in advance all permissible non-audit services performed by our independent auditors.  Although management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls, the audit committee consults with management and our independent auditors regarding the preparation of financial statements, the adoption and disclosure of our critical accounting estimates and generally oversees the relationship of the independent auditors with SFBC.

The audit committee has:

•

fulfilled its oversight responsibilities by reviewing and discussing the audited financial statements in the annual report on Form 10-KSB with management;

•

discussed matters required to be discussed by SAS No. 61 with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, relating to their judgments as to the quality, not just the acceptability, of SFBC’s accounting principles, and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards;

•

discussed with the auditors the auditors’ independence from management and SFBC.  The audit committee has received the written disclosures and the letter from the independent auditors, which is required by the Independence Standards board of directors Standard No. 1; and

•

in reliance on the reviews and discussions with management and the auditors referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in the annual report on Form 10-KSB for the year ended December 31, 2002 for filing with the SEC.

This report is submitted on behalf of the audit committee.

Jack Levine, CPA, Chairman

Dr. Leonard J. Weinstein

David Lucking

The above audit committee Report is not deemed to be “soliciting material”, is not “filed” with the SEC and is not to be incorporated by reference in any filings including Form S-3 that SFBC files with the SEC.

Fees paid to Grant Thornton LLP

The following table shows the fees paid or accrued by us for the audit and other services provided by Grant Thornton LLP for the years ended December 31, 2002 and 2001.

	2002 ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	2001(1) ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
Audit Fees	$ 171,843	$ 98,526

Audit-Related Fees	$ 213,133(3)	$ 0

Tax Fees	$ 30,885(4)	$ 25,990(6)

All Other Fees(2)	$ 9,185(5) ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯	$ 5,974(7) ¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯¯
Total	$ 425,046 ————————	$ 130,490 ————————

——————

(1)

Does not include a total of $149,693 paid to SFBC’s former auditors in 2001 for services unrelated to the audit.

(2)

While our Audit Committee approved the selection of our independent auditors, through December 31, 2002 it did not specifically approve any of the other services rendered by our independent auditors.  Effective May 2003 it will be required to do so.  As of the date of this Proxy Statement, the Audit Committee has not yet adopted any pre-approval policies with regard to permissible services to be rendered by the independent auditors.

(3)

For 2002, Audit Related Services consisted of due diligence, audit and 8-K preparation services related to our acquisitions of Anapharm, Inc. and New Drug Services, Inc., and other due diligence services.

(4)

For 2002, Tax Fees consisted of tax compliance services and tax advice related to Anapharm.

(5)

For 2002, All Other Fees consisted of services related to the executive compensation analysis.

(6)

For 2001, Tax Fees consisted of tax compliance services.

(7)

For 2001, All Other Fees consisted of services related to our secondary public offering.

Item 4.   Other Matters

SFBC has no knowledge of any other matters that may come before the Annual Meeting and does not intend to present any other matters.  However, if any other matters shall properly come before the meeting or any adjournment, the persons soliciting proxies will have the discretion to vote as they see fit unless directed otherwise.

If you do not plan to attend the Annual Meeting, in order that your shares may be represented and in order to assure the required quorum, please sign, date and return your proxy promptly.  In the event you are able to attend the Annual Meeting, at your request, SFBC will cancel the proxy.

Stockholders’ Proposals

Any stockholder of SFBC who wishes to present a proposal to be considered at the 2004 annual meeting of the stockholders of SFBC and who wishes to have such proposal presented in SFBC’s Proxy Statement for such meeting, must deliver such proposal in writing to SFBC no later than December 31, 2003.

We will furnish without charge to any stockholder submitting a written request a copy of our annual report on Form 10-KSB, including financial statements and schedules thereto, as filed with the SEC.  Your written request should be directed to David Natan at our offices located at 11190 Biscayne Blvd., Miami, FL  33181.

By the Order of the Board of Directors

Miami, Florida

/s/  LISA KRINSKY, M.D.

April 30, 2003

Lisa Krinsky, M.D.,

Chairman of the Board

APPENDIX A

Audit Committee Charter

of

SFBC International, Inc.

————————————————————————————————————

As approved by the Board of Directors

of

SFBC International, Inc.

on

March 27, 2003.

1.

Statement of Purpose and Policy

There shall be a committee of the board of directors of SFBC International, Inc. (the “Company”) to be known as the Audit Committee.  The Audit Committee is appointed by the board to assist the board in monitoring (1) the integrity of the financial statements of the Company, (2) the independent auditor’s qualifications and independence, (3) the performance of the Company’s internal audit function and independent auditors, and (4) the compliance by the Company with legal and regulatory requirements.

The Audit Committee shall fulfill its oversight responsibility to the stockholders relating to the annual independent audit of the Company’s financial statements, the internal financial reporting practices of the Company, any special audits, and the quality and integrity of the financial statements of the Company.  In addition, the Audit Committee shall provide assistance with regard to the systems of internal accounting and financial controls, disclosure controls, and the legal compliance and ethics programs as established by management and the board.  In so doing, it is the responsibility of the Audit Committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the Company.  The Audit Committee, as representatives of the stockholders, is charged with the ultimate authority and responsibility to select, evaluate, and where appropriate, replace the Company’s independent auditors.

2.

Organization

(a)

The Audit Committee shall have at least three members, comprised solely of Independent Directors (as defined in Section 2 (b) below), each of whom is able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement, and cash flow statement, and at least one of whom is an Audit Committee Financial Expert (as defined in Section 2(c) below).

(b)

Independent Directors shall not be officers or employees or affiliated persons of the Company or its subsidiaries or any other individual having a relationship, which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.  The following persons shall not be considered independent:

(i)

a director who has been employed by the Company or any of its affiliates for the current year or any of the past three completed fiscal years;

(ii)

a director who during the current fiscal year has accepted any compensation from the Company or any of its affiliates, other than compensation for board or committee service, or who during any of the past three completed fiscal years has received compensation from the Company or any of its affiliates, other than compensation for board or committee service, in excess of $60,000;

(iii)

a director who is a member of the immediate family of an individual who is, or has been in any of the past three completed fiscal years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person’s spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person’s home;

(iv)

a director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the corporation’s securities) that exceed 5% of the Company’s or business organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in the current year or any of the past three completed fiscal years;

(v)

a director who is employed as an executive of another entity where any of the Company’s executives serve on that entity’s compensation committee.

(vi)

a director who was a partner or employed by the Company’s independent auditor during the current year or any of the past three completed fiscal years;

(c)

An Audit Committee Financial Expert shall mean a person who has the following attributes:

•

An understanding of generally accepted accounting principles and financials statements;

•

The ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•

Experience preparing, auditing, analyzing, or evaluating, financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•

An understanding of internal controls and procedures for financial reporting; and

•

An understanding of Audit Committee functions.

A person shall have acquired such attributes through:

•

Education and experience as a principal financial officer, principal accounting officer, controller, public accountant, or auditor, or experience in one or more positions that involve the performance of similar functions;

•

Experience actively supervising a principal financial officer, principal accounting officer, controller, public accountant, auditor, or person performing similar functions;

•

Experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing, or evaluation of financial statements; or

•

Other relevant experience.

3.

Responsibilities

In carrying out its responsibilities hereunder, the Audit Committee’s policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and stockholders that the corporate accounting and reporting practices of the Company are in accordance with all current requirements and are of the highest quality.  The Audit Committee shall review and reassess the adequacy of this charter in meeting these objectives on an annual basis.

In carrying out these responsibilities, the Audit Committee shall:

•

As a committee of the board of directors, appoint, rotate lead audit partners (to the extent required by law or deemed prudent to ensure independence), and determine the compensation of, and oversee the work of the independent auditors of the Company;

•

Approve, in advance, the provision by the independent auditors of any and all permissible non-audit services, and require the provision of any such non-audit services be disclosed in periodic reports filed by the Company with the Securities and Exchange Commission subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended;

•

Meet with the independent auditors and financial management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;

•

Review with the independent auditors and the Company’s financial and accounting management, the adequacy and effectiveness of the accounting and financial controls of the Company, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.  Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;

•

Review and approve all related party transactions between the Company or any subsidiary and any executive officer, director or affiliate of the Company, including persons or entities controlled by or under common control with such executive officers, directors or affiliates;

•

Establish procedures for the receipt, retention, and treatment of complaints regarding accounting, internal controls, and Audit Committee matters.  These procedures shall provide for the confidential and anonymous submission of complaints;

•

Require the independent auditors to report to the Audit Committee the critical accounting policies and practices to be used, all alternative treatments of financial information within Generally Accepted Accounting Principles that have been discussed with management, the ramifications of the use of such alternative disclosures and treatments, the treatment preferred by the independent auditor, any accounting disagreements between the independent auditors and management, and all other material written communications between the independent auditors and management, such as any management letter or schedule of unadjusted differences;

•

Review the financial statements to be included in the Annual Report on Form 10-K, and the disclosures made in management’s discussion and analysis, with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements, and to recommend to the board whether the audited financial statements should be included in the Annual Report.  Any changes in accounting procedures should be explained in the Annual Report;

•

Review the interim financial statements, management’s discussion and analysis, and earnings releases with management and the independent auditors prior to the filing of the Company’s Quarterly Report on Form 10-Q.  The Audit Committee will recommend to the board whether the interim financial statements should be included in the Quarterly Report.  Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.  The chair of the Audit Committee may represent the entire committee for the purposes of this review;

•

Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present.  Among the items to be discussed in these meetings are the independent auditor’s evaluation of the Company’s financial and accounting personnel, the adequacy of the Company’s internal controls, and the cooperation that the independent auditors received during the course of the audit;

•

Resolve all disagreements between the Company’s management and the auditor regarding financial reporting;

•

Ensure receipt from the independent auditors of a formal written statement delineating all relationships between the auditors and the Company;

•

Inquire about the independent auditors’ past and continuing compliance with auditor independence rules and about their program for enhancing safeguards to ensure that conflicts do not arise in the future;

•

Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the board of directors; and

•

Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

•

Review the Company’s Code of Ethics and the Company’s compliance therewith.

•

Review and discuss with management all Section 302 and 906 certifications that are required.

4.

Meetings

The Audit Committee shall meet a minimum of four times annually to discuss with management the annual audited financial statements and quarterly financial statements.

5.

Resources and Authority

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the exclusive authority to engage outside auditors for regular and special audits, reviews and other procedures, and to retain independent legal counsel and other advisors, as it determines necessary to carry out its duties.  In furtherance of this responsibility, the Company shall provide the funding as required by Section 301 of the Sarbanes-Oxley Act of 2002 and Section 10A(m)(6) of the Securities Exchange Act of 1934, as amended.

6.

Limitation of Audit Committee’s Role

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations.  These are the responsibilities of management and the independent auditor.

7.

Effective Date

This Audit Committee Charter shall become effective immediately upon its approval and adoption by the board of directors of the Company.  This Audit Committee Charter shall be reviewed on an annual basis to assess its adequacy. This Audit Committee Charter replaces the Charter adopted on November 22, 2002.

SFBC INTERNATIONAL, INC.

PROXY

You are entitled to one vote on all proposals listed below and presented at the annual meeting for every share of common stock of SFBC International, Inc. that you own or owned on the record date of April 29, 2003.  SFBC’s board of directors recommends that you vote “FOR” all of the proposals listed below. Your vote is important.  Please read the Proxy Statement and Form 10-KSB and vote.  Please complete by designating your choices below, signing this Proxy and returning it in the enclosed self-addressed envelope.

1.

Election of directors to serve on the board of directors of the SFBC for a one-year term until the 2004 Annual Meeting of stockholders of SFBC:

Nominees: ¯¯¯¯¯¯¯¯¯
Lisa Krinsky, M.D.	FOR	[_]	WITHHELD	[_]
Arnold Hantman	FOR	[_]	WITHHELD	[_]
Jack Levine	FOR	[_]	WITHHELD	[_]
David Lucking	FOR	[_]	WITHHELD	[_]
Dr. Leonard Weinstein	FOR	[_]	WITHHELD	[_]

For, except vote withheld from the following nominee: ________________

2.

I hereby approve and ratify the appointment of Grant Thornton LLP as SFBC’s independent auditors for 2003.

FOR	[_]	AGAINST	[_]	ABSTAIN	[_]

3.

I hereby authorize the transaction of any other lawful business that may properly come before the annual meeting of stockholders.

FOR	[_]	AGAINST	[_]	ABSTAIN	[_]

If no direction is indicated, all proposals will be voted “FOR” as recommended by SFBC’s board of directors.

Dated: _____________________ , 2003

______________________________

(Signature of Stockholder)

______________________________

(Printed Name of Stockholder)

______________________________

(Record Number of Shares Owned)

NOTE:  Please sign exactly as your name appears on your share certificate.  Joint owners should each sign.  When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such.  If a corporation, please sign in full corporate name by an authorized officer.  If a partnership, please sign in partnership name by an authorized person.